Exhibit 99.1

Predictive Oncology Appoints Pamela Bush, Ph.D., MBA, as Chief Business Officer

EAGAN, Minn., Feb. 03, 2023 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI) is pleased to announce the appointment of Pamela Bush, Ph.D., MBA, as Chief Business Officer. Dr. Bush will lead all business development, partnering and growth strategies for Predictive Oncology.

As a key member of the executive team, Dr. Bush will spearhead the company’s strategic, operational and financial planning initiatives for both existing customers and emerging new markets. She will work closely with the company’s senior management in leveraging and expanding its portfolio of proprietary solutions to advance drug discovery and enable oncology drug development for the company’s biopharma partners.

“In terms of scientific intelligence, industry insight and understanding the business of biopharma, Pamela is at the top of her game,” said Raymond F. Vennare, Chief Executive Officer and Chairman of the Board for Predictive Oncology. “She honed these skills over twenty years of experience analyzing emerging markets in life sciences, capital formation for early-stage companies and, most recently, leading business development efforts for Eli Lilly & Company.”

Dr. Bush previously served as Senior Vice President of Strategic Sales and Business Development at Predictive Oncology. In that role, she was instrumental in guiding the company’s strategic direction, expanding its product offerings and launching commercialization efforts for the company’s flagship technology platform.

“We have the power to change the way drugs are discovered and developed. I’m looking forward to further impacting the future of oncology drug discovery and driving adoption of solutions that can move compounds into clinical trials faster and with higher confidence,” noted Dr. Bush. “These efforts collectively benefit our partners, investors and other stakeholders, but most importantly, cancer patients waiting for therapies to be developed.”

Dr. Bush brings more than twenty years of experience in venture creation, finance and business development in the life sciences industry. Before joining Predictive Oncology in December of 2021, Dr. Bush worked at Eli Lilly & Company in various roles including Corporate Business Development, Finance and Patient Services. She served as the Director of Immunology at Lilly Patient Services, Eli Lilly & Company, primarily focusing on managing vendor performance and relationships, as well as negotiating contracts and finding workflow efficiencies. Before that, Dr. Bush served as Director of Corporate Business Development at Eli Lilly & Company. She was also the founder and managing partner of BluGene Consulting, a consultancy supporting emerging life science companies that focused on new client acquisition and private investor fundraising. Throughout her career, Dr. Bush has supported the creation and growth of more than 100 life sciences start-ups.

Dr. Bush currently serves on the Board of Directors for Cvergenx, is a frequent presenter on oncology drug discovery and serves in various volunteering and mentorship roles. She earned her Ph.D. in Biology from Carnegie Mellon University (CMU) and MBA from CMU’s Tepper School of Business.

Predictive Oncology Appoints Pamela Bush, Ph.D., MBA, as Chief Business Officer

About Predictive Oncology
As a science-driven company on the leading edge of oncology drug discovery, Predictive Oncology (NASDAQ: POAI) offers an unrivaled suite of solutions for the biopharma industry. Through the integration of scientific rigor and machine learning, the company has developed the ability to advance molecules into medicine more confidently by introducing human diversity earlier into the discovery process with the pairing of artificial intelligence and the world’s largest privately held biobank of over 150K tumor samples. Predictive Oncology’s solutions additionally include tumor models, biologics development, formulation design, a GMP facility, a CLIA laboratory and substantial scientific domain expertise.

Public Relations Contact:
Predictive Oncology
Theresa Ferguson
(630) 566-2003
tferguson@predictive-oncology.com

Investor Relations Contact:
Landon Capital
Keith Pinder
(404) 995-6671
kpinder@landoncapital.net

Forward-Looking Statements:
Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, changes in management, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.